AMENDMENT TO THE
LISTED FUNDS TRUST CUSTODY AGREEMENT

    THIS AMENDMENT to the Custody Agreement, dated as of April 25, 2019 (the “Agreement”), is entered into as of the last date on the signature block, by and between LISTED FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

    WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the Grizzle Growth ETF to its series and to add the respective fee schedule as Exhibit 21; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

Exhibit 21 is hereby added to the Agreement and attached hereto.

This amendment will become effective upon the commencement of operations of the Fund. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written below.

LISTED FUNDS TRUST	U.S. Bank N.A.

By: /s/ Gregory C. Bakken	By: /s/ Anita M. Zagrodnik
Name: Gregory C. Bakken	Name: Anita Zagrodnik
Title: President	Title: Senior Vice President
Date: 12/9/2021	Date: 12/10/2021

EXHIBIT 21
to the Listed Funds Trust Custody Agreement

List of Funds and Fee Schedule at December 2021

Name of Series

Grizzle Growth ETF
Base Fee for Custody Services
The following reflects the greater of the basis point fee or annual minimum1 where Grizzle (the “Adviser”) acts as investment adviser to the fund(s) in the same Regulated Investment Company.

Annual Minimum per Fund[2]		Basis Points on Trust AUM[2]
Funds 1-5	$____	First $1b	____bp
Funds 6+	$____	Balance	____bp

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if Adviser launched a Fund on March 1, 2021 and terminated the relationship on June 30, 2022, Adviser would owe U.S. Bank up to 50% of $48,000 ($45,000 admin/acct/ta + $3,000 Custody).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly

EXHIBIT 21 (continued) to the Listed Funds Trust Custody Agreement

Custody Services in addition to the Base Fee
Portfolio Transaction Fees2
•$[ ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
•$[ ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
•$[ ] – Option/SWAPS/future contract written, exercised or expired
•$[ ] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
•$[ ] – Physical security transaction
•$[ ] – Check disbursement (waived if U.S. Bank is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
•Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
•$[ ] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
•Class Action Services – $[ ] filing fee per class action per account, plus 3% of gross proceeds, up to a maximum per recovery not to exceed $[ ]
•No charge for the initial conversion free receipt.
•Overdrafts – charged to the account at prime interest rate plus 2%, unless a line of credit is in place
•Third Party lending - Additional fees will apply

Fees are calculated pro rata and billed monthly

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.

EXHIBIT 21 (continued) to the Listed Funds Trust Custody Agreement

Additional Global Sub-Custodial Services Annual Fee Schedule
Base Fee
A monthly base fee of $[ ] per fund will apply when foreign securities are held. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the follow may apply.
Plus:
Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
•A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Tax Reclamation Services
Miscellaneous Expenses
•Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
•A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
•SWIFT reporting and message fees.

Fees are calculated pro rata and billed monthly

1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Acknowledged by
By: Grizzle Investment Management, LLC
By: ____________________________
Name: _________________________
Title: _____________________________

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina			Hong Kong			Poland
Australia			Hungary			Portugal
Austria			Iceland			Qatar
Bahrain			India			Romania
Bangladesh			Indonesia			Russia
Belgium			Ireland			Saudi Arabia
Bermuda			Israel			Serbia
Botswana			Italy			Singapore
Brazil			Japan			Slovakia
Bulgaria			Jordan			South Africa
Canada			Kenya			South Korea
Chile			Kuwait			Spain
China Connect			Latvia			Sri Lanka
China (B Shares)			Lithuania			Sweden
Colombia			Luxembourg			Switzerland
Costa Rica			Malaysia			Taiwan
Croatia			Malta			Thailand
Cyprus			Mauritius			Tunisia
Czech Republic			Mexico			Turkey
Denmark			Morocco			UAE
Egypt			Namibia			Uganda
Estonia			Netherlands
Eswatini			New Zealand			Ukraine
Euroclear (Eurobonds)			Nigeria			United Kingdom
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Norway			Uruguay
Finland			Oman			Vietnam
France			Pakistan			West African Economic Monetary Union (WAEMU)*
Germany			Panama			Zambia
Ghana			Peru			Zimbabwe
Greece			Philippines

* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo and Benin.